As filed with the Securities and Exchange Commission on April 24, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LOCKHEED MARTIN CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Maryland	52-1893632
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland (Address of Principal Executive Offices)	20817 (Zip Code)
(301) 897-6000
Registrant’s telephone number, including area code)

Lockheed Martin Corporation Salaried Savings Plan,
Lockheed Martin Corporation Performance Sharing Plan for Bargaining Employees,
Lockheed Martin Corporation Hourly Employee Savings Plan Plus, and
Lockheed Martin Corporation Operations Support Savings Plan
(collectively, the “Plans”)
(Full Title of each Plan)

Kerri R. Morey
Vice President and Associate General Counsel
Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland 20817
(Name and address of agent for service)

(301) 897-6000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. 

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of registration fee(1)
Common Stock, par value $1.00 per share(2)	25,000,000	$379.64	$9,491,000,000	$1,231,391.80

(1)	Calculated pursuant to Rule 457(h) under the Securities Act of 1933 based on the average of the high and low prices reported on the New York Stock Exchange as of April 22, 2020.
(2)	The shares of common stock being registered are to be issued pursuant to the Plans named above. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also is deemed to register an indeterminate amount of interests to be offered or sold pursuant to the Plans.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the Plans as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation Of Documents By Reference.
The following documents filed with the Commission are incorporated herein by reference:
•Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, including the portions of the Registrant’s Proxy Statement filed with the SEC on March 11, 2020, and any amendments or supplements thereto, incorporated by reference in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019;
•Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2020;
•Registrant’s Current Reports on Form 8-K filed on January 24, 2020, March 16, 2020, April 9, 2020 and April 23, 2020;
•the description of Registrant’s common stock, $1.00 par value per share, contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, and any amendment or report filed for the purpose of updating such description; and
•the Annual Reports on Form 11-K for the year ended December 31, 2018 for the following plans, but only to the extent applicable to each plan:
Lockheed Martin Corporation Salaried Savings Plan;
Lockheed Martin Corporation Performance Sharing Plan for Bargaining Employees;
Lockheed Martin Corporation Hourly Employee Savings Plan Plus; and
Lockheed Martin Corporation Operations Support Savings Plan.
In addition, any and all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the withdrawal (if any) of the Registration Statement shall, to the extent required by law, be deemed to be incorporated by reference into this Registration Statement and to be a part hereof (except that any portions thereof which are furnished and not filed shall not be deemed incorporated).
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
The Opinion of Counsel as to the legality of the securities being registered (constituting Exhibit 5) has been rendered by counsel who is a full-time employee of the Registrant and who participates in the Lockheed Martin Corporation Salaried Savings Plan.

Item 6. Indemnification of Directors and Officers.
The Maryland General Corporation Law authorizes Maryland corporations to include a provision in their charters limiting the liability of directors and officers to the corporation or its stockholders for money damages, except (a) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (c) in respect of certain other actions not applicable to the Registrant. Article XI of the Charter of the Registrant, as amended (the “Charter”), provides that to the maximum extent permitted by Maryland law the Registrant’s directors and officers will not be liable to the Registrant or its stockholders for money damages.
The Maryland General Corporation Law permits Maryland corporations to indemnify directors and officers for, among other things, judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with a proceeding to which they are made a party by reason of their service as a director or officer unless it is established that (a) the act or omission of the individual was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the individual actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the individual had reasonable cause to believe that his or her act or omission was unlawful. Furthermore, under the Maryland General Corporation Law, unless limited by charter, indemnification is mandatory if a director or an officer has been successful on the merits or otherwise in the defense of any proceeding by reason of his or her service as a director or officer unless such indemnification is not otherwise permitted as described in the preceding sentence. In addition to the foregoing, a court of appropriate jurisdiction may, under certain circumstances, order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth above or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of appropriate jurisdiction.
Article XI of the Charter of the Registrant authorizes the board of directors of the Registrant to adopt bylaws or resolutions to provide for the indemnification of directors and officers, provided that such bylaws or resolutions are consistent with applicable law. Article VI of the Bylaws of the Registrant provides for the indemnification of the Registrant’s directors and officers to the fullest extent permitted by Maryland law. In addition, the Registrant’s directors and officers are covered by certain insurance policies maintained by the Registrant. As permitted under the Maryland General Corporation Law, Article VI of the Bylaws of the Registrant also provides for the payment of expenses incurred by a director or officer in a proceeding in advance of final disposition of the proceeding provided that the director or officer furnishes the Registrant with a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification by the Registrant has been met and a written undertaking to reimburse the Registrant if a court determines that the director is not entitled to indemnification.
The Registrant has entered into indemnification agreements with its directors. The indemnification agreements require the Registrant to indemnify a director to the fullest extent permitted by Maryland law. The indemnification agreements also require the Registrant to advance expenses to a director, subject to the director providing the written affirmation and undertaking that are described in the preceding paragraph. The agreements are in addition to other rights to which a director may be entitled under the Registrant’s Charter, Bylaws and Maryland law.

Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit Number	Exhibit Description

4.1
Charter of Lockheed Martin Corporation, as amended by Articles of Amendment dated April 23, 2009 (incorporated by reference to Exhibit 3.1 to Lockheed Martin Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010)

4.2
Bylaws of Lockheed Martin Corporation, as amended and restated effective April 8, 2020 (incorporated by reference to Exhibit 3.1 to Lockheed Martin Corporation’s Current Report on Form 8-K filed with the SEC on April 9, 2020)

5.1	Opinion of Kerri R. Morey, Vice President and Associate General Counsel of Lockheed Martin Corporation

15.1	Acknowledgment of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Mitchell & Titus LLP, Independent Registered Public Accounting Firm

23.3	Consent of Kerri R. Morey, Vice President and Associate General Counsel of Lockheed Martin Corporation (contained in Exhibit 5 hereof)

24.1	Powers of Attorney

99.1	Lockheed Martin Corporation Salaried Savings Plan

99.2	Lockheed Martin Corporation Performance Sharing Plan for Bargaining Employees

99.3	Lockheed Martin Corporation Hourly Employee Savings Plan Plus

99.4	Lockheed Martin Corporation Operations Support Savings Plan
The Registrant undertakes that it has submitted each of the Plans which are subject to ERISA and qualification under Section 401 of the Internal Revenue Code to the Internal Revenue Service (“IRS”) and has made or will make all changes required by the IRS in order to qualify such plans, to the extent required.
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 24th day of April 2020.

LOCKHEED MARTIN CORPORATION

/s/ Kerri R. Morey
Kerri R. Morey Vice President and Associate General Counsel
The Plans. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plans) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 24th day of April 2020.
Lockheed Martin Corporation Salaried Savings Plan
Lockheed Martin Corporation Performance Sharing Plan for Bargaining Employees
Lockheed Martin Corporation Hourly Employee Savings Plan Plus
Lockheed Martin Corporation Operations Support Savings Plan

/s/ Rich Jager
Rich Jager Vice President, Global Benefits
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 24, 2020
Marillyn A. Hewson

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 24, 2020
Kenneth R. Possenriede

*	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	April 24, 2020
Brian P. Colan

This Registration Statement also has been signed on the date indicated by the following directors, who constitute a majority of the Board of Directors:

Daniel F. Akerson*	Ilene S. Gordon*
David B. Burritt*	Marillyn A. Hewson*
Bruce A. Carlson*	Vicki A. Hollub*
Joseph F. Dunford, Jr.*	Jeh C. Johnson*
James O. Ellis, Jr.*	Debra L. Reed-Klages*
Thomas J. Falk*	James D. Taiclet, Jr.*

* By:	/s/ Kerri R. Morey	April 24, 2020
Kerri R. Morey (Attorney-in-fact**)
** By authority of Powers of Attorney filed with this Registration Statement on Form S-8.